Exhibit 10.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

ALCOA INC.

AND

FIRTH RIXSON (CYPRUS) LIMITED

Dated as of November 19, 2014

TABLE OF CONTENTS

ARTICLE I
CERTAIN DEFINITIONS

ARTICLE II
SHELF REGISTRATION

SECTION 2.1	Shelf Registration Statement	4
SECTION 2.2	Withdrawal of Stop Orders	5
SECTION 2.3	Supplement and Amendments	5
SECTION 2.4	Expenses	5
SECTION 2.5	Inclusion of Other Securities	5

ARTICLE III
REGISTRATION PROCEDURES

SECTION 3.1	Registration and Qualification	5
SECTION 3.2	Underwritten Shelf Takedowns	8
SECTION 3.3	Blackout Periods/Suspension	9
SECTION 3.4	Qualification for Rule 144 Sales	10
SECTION 3.5	Priority of Securities for Underwritten Shelf Takedowns	10
SECTION 3.6	Certificates	10
SECTION 3.7	Non-Underwritten Shelf Take-Downs	10

ARTICLE IV
PREPARATION; CONFIDENTIALITY; CONDITIONS

SECTION 4.1	Preparation; Reasonable Investigation	11
SECTION 4.2	Conditions to Registration	11

ARTICLE V
INDEMNIFICATION AND CONTRIBUTION

SECTION 5.1	Indemnification	11

ARTICLE VI
BENEFITS OF REGISTRATION RIGHTS

SECTION 6.1	Benefits of Registration Rights	14

ARTICLE VII
MISCELLANEOUS

SECTION 7.1	Captions	15
SECTION 7.2	Severability	15
SECTION 7.3	Governing Law	15
SECTION 7.4	Consent to Jurisdiction	15

SECTION 7.5	Modification and Amendment	15
SECTION 7.6	Counterparts	15
SECTION 7.7	Entire Agreement	15
SECTION 7.8	Assignment; Successors and Assigns	15
SECTION 7.9	Notices	16
SECTION 7.10	Specific Performance	16
SECTION 7.11	Accredited Investor	16

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 19th day of November, 2014, among Alcoa Inc., a Pennsylvania corporation (the “Company”), FIRTH RIXSON (CYPRUS) LIMITED, a private company limited by shares incorporated under the laws of the Republic of Cyprus (“FR Holder”), and any Permitted Transferees (as defined herein) who become party hereto in accordance with this Agreement (FR Holder and such Permitted Transferees are referred to herein individually as a “Holder” and collectively as the “Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Share Purchase Agreement (the “Share Purchase Agreement”), dated as of June 25, 2014, by and among the Company, FR Acquisition Finance Subco (Luxembourg), S.à.r.l., a private limited liability company incorporated under the laws of Luxembourg, with its registered office located at 6 rue Guillaume Schneider, L-2522 Luxembourg, registered with the Register of Commerce and Companies of Luxembourg under number B 133.360 (the “Seller”), FR Acquisition Corporation (US), Inc. (the “US Company”), FR Acquisitions Corporation (Europe) (the “UK Company”), Alcoa IH Limited, a limited company incorporated under the laws of England and a wholly owned subsidiary of the Company and the Seller Representative (as defined therein), among other things, in exchange for the Seller’s sale to the Company of all the outstanding shares of the US Company and the UK Company, the Company has agreed to issue to FR Holder, as a Permitted Transferee of the Seller, a certain number of shares of the Company’s common stock, par value $1.00 per share (the “Common Shares”) (capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Share Purchase Agreement); and

WHEREAS, the Company has agreed to provide to the Holders certain registration rights with respect to the Common Shares issued to FR Holder as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1. “Agreement” is defined in the preamble of this Agreement.

1.2. “Assisted Offering” means an underwritten offering in which the Company makes appropriate members of management (as determined by the Company) available to meeting with potential investors in the offering, including for a “road show.”

1.3. “Blackout” is defined in Section 3.3(a).

1.4. “Blackout Period” is defined in Section 3.3(a).

1.5. “Block Trade” means an underwritten offering not involving any “road show” which is commonly known as a “block trade”.

1.6. “Business Day” means any day on which the New York Stock Exchange or such other principal exchange on which the Common Shares are listed is open for trading.

1.7. “Common Shares” is defined in the recitals of this Agreement, and shall include equivalent securities of any successor to the Company.

1.8. “Company” is defined in the preamble of this Agreement.

1.9. “Effectiveness Period” is defined in Section 2.1.

1.10. “Eligible Securities” means all or any portion of the Common Shares issued to FR Holder pursuant to the terms of the Share Purchase Agreement, and any shares of common stock or other securities issued with respect to, or in exchange for, such Common Shares or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise by way of stock dividend, stock distribution or stock split; provided, that any such security shall cease to be an Eligible Security upon the earliest of (i) the first date when a registration statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been disposed of in accordance with such registration statement, (ii) for so long as (A) such security is permitted to be disposed of (without limit as to manner of sale or volume) pursuant to Rule 144 and the Purchaser is in compliance with the filing requirements described in Rule 144(c)(1) so as to enable the Holders to sell Eligible Securities without registration under the Securities Act and (B) such Holder owning such security owns, together with its affiliates, less than $100,000,000 of Common Shares (calculated based upon the closing price per Common Share on such date of determination as officially reported on the New York Stock Exchange or such other principal exchange on which the Common Shares are listed), (iii) the first date when such security shall have been otherwise transferred pursuant to Rule 144 or pursuant to another applicable exemption under the Securities Act, other than to a Permitted Transferee, and the transferee thereof does not receive “restricted securities” as defined in Rule 144, and (iv) the first date when such security is no longer outstanding. Notwithstanding anything herein to the contrary, all securities shall cease to be Eligible Securities, and the Company’s obligations hereunder shall cease, on the End Date.

1.11. “End Date” means the date that is one (1) year after the date hereof, plus (x) the number of days (if any) of Blackout Periods during such one (1)-year period and plus (y) the number of days (if any) after the expiration of the Lock-Up Period that the Shelf Registration Statement is not effective.

1.12. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

1.13. “FINRA” means the Financial Industry Regulatory Authority, Inc.

1.14. “FR Holder” is defined in the preamble of this Agreement.

1.15. “Free Writing Prospectus” means “free writing prospectus” as defined Rule 405 promulgated by the Commission under the Securities Act.

1.16. “Holder” is defined in the preamble of this Agreement.

1.17. “Lock-Up Period” means the period starting on the date hereof and ending one hundred twenty (120) days after the date hereof.

1.18. “Non-Underwritten Shelf Take-Down” is defined in Section 3.7.

1.19. “Person” means an individual, a partnership (general or limited), corporation, real estate investment trust, joint venture, business trust, cooperative, limited liability company, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

1.20. “Permitted Transferees” has the meaning ascribed to it in the Share Purchase Agreement.

1.21. “Registration Expenses” means all expenses incurred in connection with the Company’s performance of or compliance with the registration, filing or qualification requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company’s counsel(s) (United States and foreign), independent certified public accountants, experts and other persons retained by the Company, and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “comfort letters”; (ii) all expenses in connection with the preparation, printing and filing of any registration statement, any preliminary prospectus, final prospectus or issuer Free Writing Prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) all fees and expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws (including reasonable fees, charges and disbursements of one counsel to any underwriters incurred in connection with state securities laws qualifications of the Eligible Securities); (v) all fees and expenses incident to any required review by FINRA of the terms of the sale of Eligible Securities to be disposed of (including reasonable fees, charges and disbursements of one counsel to any underwriters, provided that such counsel is the same as the counsel under clause (iv)); (vi) SEC and blue sky filing and registration fees attributable to Eligible Securities; (vii) fees and expenses incurred in connection with the listing of Eligible Securities on the principal securities exchange or quotation system on which the Common Shares are then listed; and (viii) the reasonable fees and disbursements for one counsel or firm to the Holders selected by the Holders participating in an applicable offering holding a plurality of the Eligible Securities to be disposed of pursuant to such offering or, if there is no such applicable offering, the Holders of a plurality of the Eligible Securities (such fees and disbursements of counsel(s) or firm(s) not to exceed $80,000 in the aggregate for all offerings and dispositions under this Agreement without the Company’s prior written consent); provided, however, that Registration Expenses shall not include underwriting discounts or commissions, broker or dealer commissions, any out-of-pocket expenses of the Selling Holders (including any fees and expenses of their brokers or, except as provided above, their counsel) or transfer taxes applicable to Eligible Securities.

1.22. “Rule 144” means Rule 144 promulgated under the Securities Act or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

1.23. “Scheduled Blackout” means any ordinary course blackout period declared by the Company in connection with an annual or quarterly earnings release in accordance with Company policy.

1.24. “SEC” means the United States Securities and Exchange Commission.

1.25. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

1.26. “Selling Holder” means each Holder who has requested registration of its Eligible Securities pursuant to Article II hereof or has Eligible Securities included in the Shelf Registration Statement.

1.27. “Share Purchase Agreement” is defined in the recitals of this Agreement.

1.28. “Shelf Registration Statement” is defined in Section 2.1.

1.29. “Suspension” is defined in Section 3.3(b).

1.30. “UK Company” is defined in the recitals of this Agreement.

1.31. “US Company” is defined in the recitals of this Agreement.

ARTICLE II

SHELF REGISTRATION

SECTION 2.1 Shelf Registration Statement. Subject to Section 3.3, and provided that the Company is eligible to register the resale of Eligible Securities on Form S-3, the Company shall, as promptly as reasonably practicable (but in no event later than the 15th Business Day following the date hereof), use its commercially reasonable efforts to file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act including, if the Company is then eligible, as an automatic shelf registration, covering the resale of all of the Eligible Securities (the “Shelf Registration Statement”). The Shelf Registration Statement shall be in a form permitting registration of such Eligible Securities for resale or distribution by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings, subject to Section 4.2 (including, but not limited to, Block Trades), agented transactions, sales directly into the market, purchases or sales by brokers, sales or other transfers to shareholders, partners or members of such Holders and Non-Underwritten Shelf Take-Downs). The Company will notify the Seller Representative when such Shelf Registration Statement has become effective. The Company shall not be required to maintain in effect more than one shelf registration at any one time pursuant to this Section 2.1. The Company shall (subject to the limitations on registration obligations of the Company set forth herein) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of the Shelf Registration Statement, or automatically if the Company is eligible to file an automatically effective shelf registration statement, and (subject to the limitations on registration obligations of the Company set forth herein) to keep the Shelf Registration Statement continuously effective under the Securities Act (including by filing a replacement Shelf Registration Statement upon expiration of a Shelf Registration Statement filed pursuant to this Section 2.1) until the date (“Effectiveness Period”) that is the earliest of (i) the first date when all Eligible Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement, (ii) the first date on which there are no longer any Eligible Securities and (iii) the End Date.

SECTION 2.2 Withdrawal of Stop Orders. If the Shelf Registration Statement ceases to be effective for any reason, or is threatened to cease to be effective for any reason, at any time during the Effectiveness Period, the Company shall, subject to Section 3.3, use its commercially reasonable efforts to prevent the issuance of, or obtain the prompt withdrawal of, any order suspending the effectiveness thereof.

SECTION 2.3 Supplement and Amendments. Subject to Section 3.3, the Company shall promptly supplement and amend the Shelf Registration Statement and the prospectus included therein if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act.

SECTION 2.4 Expenses. The Company shall bear all Registration Expenses incurred in connection with any registration pursuant to Section 2.1 or offering pursuant to Article III.

SECTION 2.5 Inclusion of Other Securities. The Company may include in the Shelf Registration Statement other securities for sale for its own account or for the account of any other Person. Notwithstanding the foregoing, the Company shall not include securities of the Company for its own account or for the account of other Persons which are not Holders of Eligible Securities in a proposed (a) Block Trade (other than an Assisted Offering) pursuant to this Agreement or (b) Assisted Offering pursuant to this Agreement with an aggregate proposed maximum offering price equal to or greater than the Eligible Securities included in such offering, in each case, without the prior written consent of the Holders of a majority of Eligible Securities included in such offering.

ARTICLE III

REGISTRATION PROCEDURES

SECTION 3.1 Registration and Qualification. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of Eligible Securities under the Securities Act as provided in Article II hereof, and subject to the limitations set forth in Article II and this Section 3.1, in connection therewith, the Company shall, as promptly as reasonably practicable:

a. prepare, file and use commercially reasonable efforts to cause to become effective and to remain continuously effective a Shelf Registration Statement regarding the Eligible Securities to be offered (as provided in Section 2.1);

b. prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective or in connection with any shelf takedown, to name any Selling Holder or to update the prospectus or prospectus supplement in response to the conditions described in Sections 3.1(g)(i) or 3.1(g)(vi);

c. furnish to the Holder and any Selling Holders and to any underwriter of such Eligible Securities such number of conformed copies of such Shelf Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

d. use commercially reasonable efforts to register or qualify all Eligible Securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such

U.S. jurisdictions as the Holder or any Selling Holders or any underwriter of such Eligible Securities shall reasonably request, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it is not so qualified, or to subject itself to taxation on its income in any jurisdiction where it is not then subject to taxation, or to consent to general service of process in any jurisdiction where it is not then subject to service of process;

e. use commercially reasonable efforts to list the Eligible Securities on the principal national securities exchange or quotation system on which the Company’s shares of common stock are then listed, if the listing of such securities is then permitted under the rules of such exchange;

f. in the case of an underwritten offering, upon such Selling Holder’s request, use commercially reasonable efforts to cause to be furnished to any underwriter for any underwritten offering and, to the extent permitted by applicable accounting rules and practices and subject to the Selling Holders providing customary representations, to the Selling Holders a “comfort letter” signed by the independent certified public accountants who have audited the Company’s financial statements included in, or incorporated by reference into, such Shelf Registration Statement, addressed to them; provided that the “comfort letter” shall cover such matters as such underwriter or the Selling Holders may reasonably request, but only to the extent substantially the same matters with respect to such Shelf Registration Statement (and the prospectus included therein) are customarily covered in an independent certified public accountants’ letter delivered to underwriters in underwritten public offerings of securities;

g. notify the Holder and any Selling Holders as soon as reasonably practicable and, if requested by any such person, confirm such notice in writing:

(i) (A) when a prospectus, any prospectus supplement or issuer Free Writing Prospectus or post-effective amendment is proposed to be filed in respect of a Shelf Registration Statement filed pursuant to this Agreement, and (B) with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;

(ii) of any written comments from the SEC with respect to a Shelf Registration Statement filed pursuant to this Agreement or any amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, and of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Shelf Registration Statement or related prospectus or for additional information related thereto;

(iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or effectiveness of any Shelf Registration Statement filed pursuant to this Agreement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of qualification or exemption from qualification of any of the Eligible Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(v) of the existence of any fact or the happening of any event that makes any statement of material fact made in any Shelf Registration Statement filed pursuant to this Agreement or related prospectus untrue in any material respect, or that requires the making of any changes in such Shelf Registration Statement or prospectus so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the prospectus, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vi) of the determination by the Company that a post-effective amendment to a Shelf Registration Statement filed pursuant to this Agreement will be filed with the SEC;

h. upon the occurrence of any event contemplated by Section 3.1(g)(v) hereof, at the request of the Holder or a Selling Holder, prepare and furnish to the Holder and any Selling Holders as many copies as reasonably requested of a supplement or amendment, including, if appropriate, a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

i. if requested by any Selling Holder in connection with the offering or sale of Eligible Securities pursuant to this Agreement, use commercially reasonable efforts to include as promptly as reasonably practicable in a prospectus supplement or amendment such information as the Holder may reasonably request, including the addition of Permitted Transferees or a change in the name of any Holder, and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

j. in the case of an underwritten offering, furnish, at the request of any managing underwriter for such offering an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated as of each closing date of such offering, of counsel representing the Company for the purposes of such registration (including in-house counsel), addressed to the underwriters, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriters may reasonably request and are customarily included in such opinions and negative assurance letters;

k. in the case of an underwritten offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any reasonable and customary due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is (A) required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) relating to the resale of Eligible Securities pursuant to the Shelf Registration Statement, including, without limitation, information provided to FINRA through its COBRADesk system or (B) required to be retained in accordance with the rules and regulations of FINRA; and

l. if requested by the managing underwriters, if any, or by the Holders of a majority of the then outstanding Eligible Securities being sold in an underwritten offering, to the extent reasonably acceptable to the Company, as promptly as reasonably practicable incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the managing underwriters, if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities.

SECTION 3.2 Underwritten Shelf Takedowns. (a) If, in the case of an offering pursuant to a Shelf Registration Statement filed pursuant to Section 2.1 where the fair market value of the Eligible Securities to be offered is at least $50,000,000 and any Holder(s) so elects, such offering shall, by written notice delivered to the Company, be in the form of a Block Trade (subject in any event to Section 3.3). In the event of a Block Trade pursuant to this Section 3.2 (subject in any event to Section 3.3), (1) the requesting Holder shall (i) give at least eight (8) Business Days’ prior notice in writing of such transaction to the Company; and (ii) identify the potential underwriter(s) in such notice with contact information for such underwriter(s) for such Block Trade, which underwriter(s) shall be an investment banking firm(s) of national standing and shall be subject to the Company’s reasonable approval and (2) the Company shall use commercially reasonable efforts to cooperate with such requesting Holder or Holders to the extent it is reasonably able and shall not be required to give notice thereof to other Holders of Eligible Securities or permit their participation therein unless the Company determines it is reasonably practicable to do so. In no event shall the Company be required to effect (i) with respect to the first ninety (90) days the Shelf Registration Statement is effective and available for use by the Holders, more than two (2) Block Trades and (ii) with respect to any time after such period referred to in clause (i) of this sentence, more than one Block Trade in any ninety (90) day period; provided that in no event shall the Company be required to effect more than three (3) underwritten offerings (only one (1) of which may be an Assisted Offering) pursuant to this Agreement. For the avoidance of doubt, the Shelf Registration Statement shall not be deemed available for use by the Holders for purposes of this Section 3.2(a) during any Blackout Period or during the Lock-Up Period. Notwithstanding the foregoing, if, in the case of an offering pursuant to a Shelf Registration Statement filed pursuant to Section 2.1 where the fair market value of the Eligible Securities to be offered is at least $100,000,000 and the Holders of a majority of the Eligible Securities so elect, such offering shall, by written notice delivered to the Company, be in the form of an Assisted Offering (subject in any event to Section 3.3); provided that (x) the Company shall not be required to make members of management available if doing so would unreasonably interfere with the Company’s business operations at that time (in which case, such offering shall be deemed a Block Trade and not an Assisted Offering for purposes of this Section 3.2), (y) in no event shall the Company be required to effect more than one (1) Assisted Offering and (z) upon the closing of such Assisted Offering, the Company shall not be required to effect any future Block Trades. In the event of an Assisted Offering pursuant to this Section 3.2 (subject in any event to Section 3.3), the requesting Holder shall (i) give reasonable advance notice in writing of such transaction to the Company; and (ii) identify the potential underwriter(s) in such notice with contact information for such underwriter(s) for such Assisted Offering, which underwriter(s) shall be an investment banking firm(s) of national standing and shall be subject to the Company’s reasonable approval.

(b) In the case of an underwritten offering, the Company and Selling Holders shall enter into and perform their respective obligations under an underwriting agreement with such underwriters for such offering, with such agreement to contain such representations and warranties by the Company and Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, taking into account the Company’s prior underwritten offerings, which may include, without limitation, indemnities and contribution to the effect and to the extent provided in Article V hereof and the provision of independent certified public accountants’ letters to the effect and to the extent provided in Section 3.1(f) hereof, and any other documents or certificates customary in similar offerings (including, without limitation, in the case of an

Assisted Offering, to the extent reasonably requested by the underwriter(s), lock-up agreements of the Company and its directors and executive officers, subject to customary exceptions and in no event longer than thirty (30) days). The Holders of Eligible Securities on whose behalf such securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of such securities, but only to the extent such representations and warranties and other agreements are customarily made by issuers to selling stockholders in secondary underwritten public offerings. In the case of an Assisted Offering, the Company shall not be required to give notice thereof to other Holders of Eligible Securities or include any Eligible Securities of such other Holders in the Assisted Offering; provided, however, that the requesting Holder may elect to provide notice of an Assisted Offering to the other Holders and, if any such Holders irrevocably elect to include any of their Eligible Securities in such Assisted Offering within ten (10) days after the date of such notice, the requesting Holder shall so notify the Company and the Company shall use commercially reasonable efforts to include such electing Holder(s)’s Eligible Securities in the Assisted Offering.

SECTION 3.3 Blackout Periods/Suspension. (a) If at any time (i) the Company is pursuing a financing, acquisition, disposition, merger, reorganization or similar transaction and determines in good faith that the filing or amendment of a Shelf Registration Statement or offering or sale of Eligible Securities pursuant thereto (or any disclosures required to be made in connection therewith) would materially adversely affect or materially delay its ability to pursue or consummate such transaction, (ii) the Company determines in good faith that the filing or amendment of a Shelf Registration Statement or offering or sale of Eligible Securities pursuant thereto would be reasonably likely to require disclosure of non-public material information that the Company determines in good faith is not in the best interests of the Company and its shareholders or (iii) during a Scheduled Blackout (either (i), (ii) or (iii), a “Blackout”), the Company shall not be required to effect any registration of Eligible Securities and each Selling Holder shall, upon its receipt of written notice of such Blackout from the Company, suspend sales of Eligible Securities pursuant to such registration statement until the earlier of: (x) sixty (60) days after the Company’s delivery of such written notice to the Selling Holders; and (y) such time as the Company notifies the Selling Holders that the Blackout Period has been terminated. The Holders receiving notice of a Blackout shall maintain the confidentiality of the existence (and circumstances, to the extent known) of the Blackout and shall not trade on the basis thereof.

The number of days from such suspension of offers or sales by the Selling Holders until the day when such offers or sales may be resumed under clause (i) (ii) or (iii) hereof is hereinafter called a “Blackout Period.” In no event (x) may the Company deliver more than three (3) notices of a Blackout Period (other than of any Scheduled Blackout) in any twelve (12) consecutive month period and (y) may the duration of all Blackout Periods exceed one hundred (100) days in any twelve (12) consecutive month period.

(b) Upon receipt of notification of any event contemplated by Sections 3.1(g)(ii), (iii), (iv), (v) or (vi) hereof, the Selling Holders and any underwriters acting in connection with any underwritten offering shall refrain from selling any Eligible Securities pursuant to the Shelf Registration Statement or using a prospectus or any supplement thereto (a “Suspension”) until the Selling Holders and any underwriters acting in connection with any underwritten offering have received copies of a supplemented or amended prospectus prepared and filed by the Company, or until such Selling Holders and underwriters are advised in writing by the Company that the current prospectus or supplement thereto may be used. In the event of any Suspension, subject to Section 3.3(a), the Company will use its commercially reasonable efforts to cause the availability for use of the Shelf Registration Statement and the prospectus to be resumed as soon as reasonably possible after delivery of the notification contemplated by Sections 3.1(g)(ii), (iii), (iv), (v) and (vi) hereof.

(c) In the event of any Blackout Period or Suspension, the Company may impose stop transfer instructions with respect to the sale or transfer of Eligible Securities by the Selling Holders and any underwriters acting in connection with any underwritten offering until the end of the applicable Blackout Period or Suspension.

SECTION 3.4 Qualification for Rule 144 Sales. Until such time as all Eligible Securities have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or, if earlier, such time as no Eligible Securities remain outstanding (including pursuant to provision (ii) of the Eligible Securities definition), the Company shall use reasonable best efforts to comply with the filing requirements described in Rule 144(c)(1) so as to enable the Holders to sell Eligible Securities without registration under the Securities Act and, upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements.

SECTION 3.5 Priority of Securities for Underwritten Shelf Takedowns. If the managing underwriter of a proposed underwritten offering of Eligible Securities advises the Company that, in its opinion, the number of securities requested to be included in such underwritten offering (including, if applicable, with the prior written consent of the Holders of a Majority of Eligible Securities included in such offering in accordance with Section 2.5, securities of the Company for its own account or for the account of other Persons which are not Holders of Eligible Securities, which are included in such underwritten offering pursuant to Section 2.5) exceeds the number which can be sold in such underwritten offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company will include in such registration all of the Eligible Securities requested to be registered therein and only such lesser number of other securities as shall not, in the opinion of the managing underwriter be likely to have such an effect. In the event that, despite the reduction of the number of shares of securities to be offered for the account of the Company or Persons other than Holders of Eligible Securities in such registration pursuant to the immediately preceding sentence, the number of Eligible Securities to be included in such registration exceeds the number which, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above, the number of Eligible Securities to be included in such underwritten offering shall be allocated pro rata among the Holders that have requested to participate in such underwritten offering on the basis of the relative number of Eligible Securities then held by each such Holder, to the extent necessary to reduce the total number of Eligible Securities to be included in such offering to the number recommended by the managing underwriter; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Selling Holders in like manner.

SECTION 3.6 Certificates. The Company and each Holder of Eligible Securities agrees that upon either the sale of Eligible Securities pursuant to a Shelf Registration Statement or upon such Holder’s satisfaction of the relevant holding period under Rule 144, and at such Holder’s request, such Holder and the Company shall use reasonable best efforts to cooperate with each other to exchange such Holder’s certificates for such Eligible Securities for new certificates not bearing a legend restricting transfer under the Securities Act. Such Holder of Eligible Securities shall provide such certificates, documents and/or legal opinions as the Company and the Company’s registrar and transfer agent may reasonably request in connection with this Section 3.6.

SECTION 3.7 Non-Underwritten Shelf Take-Downs. If a Holder desires to effect a shelf take-down under and pursuant to the Shelf Registration Statement that does not constitute an underwritten offering pursuant to Section 3.2(a) (a “Non-Underwritten Shelf Take-Down”), such Holder shall so indicate in a written request delivered to the Company no later than two Business Days (or in the event any amendment or supplement to the Shelf Registration Statement is necessary, no later than five

Business Days) prior to the expected date of such Non-Underwritten Shelf Take-Down, which request shall include (i) the total number of Eligible Securities expected to be offered and sold in such Non-Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Underwritten Shelf Take-Down, and, to the extent necessary to effect such Non-Underwritten Shelf Take-Down, the Company shall use its commercially reasonable efforts to (i) file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as practicable and (ii) enter into and perform its obligations under documents or certificates customary in similar offerings and consistent with the Company’s past practice, including, without limitation, placement agent agreements with the applicable brokers. Notwithstanding the foregoing, the Company shall not be required to file an amendment or supplement to its Shelf Registration Statement within forty-five (45) days of a previous amendment or supplement with respect to a Non-Underwritten Shelf Takedown.

ARTICLE IV

PREPARATION; CONFIDENTIALITY; CONDITIONS

SECTION 4.1 Preparation; Reasonable Investigation. In connection with the preparation and filing of each Shelf Registration Statement registering or offering Eligible Securities under the Securities Act and any prospectus supplement thereto, the Company will give any Selling Holders and the underwriters, if any, and their respective counsel and independent certified public accountants, drafts of such registration statement and any prospectus supplement thereto for their review and comment a reasonable time prior to filing and such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers, counsel and the independent certified public accountants who have certified its financial statements as shall reasonably be necessary to conduct a reasonable investigation within the meaning of the Securities Act; provided that the Company may require them to enter into a customary confidentiality agreement.

SECTION 4.2 Conditions to Registration. The obligations of the Company to effect or maintain any registration with respect to any Holder pursuant to Article II of this Agreement will be subject to the following conditions: (a) such Holder shall furnish to the Company such information with respect to such Selling Holder, the Eligible Securities or the distribution of such Eligible Securities as the Company may from time to time reasonably request in writing, to the extent required by the Securities Act or under any state securities or “blue sky” laws or requested by the SEC (including, for the avoidance of doubt, with respect to any registration statement, amendment thereto, prospectus, post-effective amendment or response to comments from the staff of the SEC) and shall promptly notify the Company of any changes in such information; (b) in the case of an underwritten offering, such Selling Holder shall enter into a customary underwriting agreement with the underwriter and any other documents or certificates customary in similar offerings; and (c) such Selling Holders shall not use any Free Writing Prospectus in connection with the sale of the Eligible Securities without the prior written consent of the Company. If any Holder fails to comply or delays in complying with its obligations set forth herein, and the Company reasonably determines in good faith that such failure or delay adversely impedes the Company’s ability to comply with its obligations hereunder, the Company may exclude such Holder from participation in any registration or any sale or offering pursuant to any registration.

ARTICLE V

INDEMNIFICATION AND CONTRIBUTION

SECTION 5.1 Indemnification. (a) In the event of any registration of Eligible Securities hereunder, the Company will indemnify and hold harmless each Selling Holder, its directors, trustees, officers, partners, and employees and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement contemplated hereby under which Eligible Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, any issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus, final prospectus or summary prospectus, in light of the circumstances in which they were made) not misleading, and the Company will reimburse each such Selling Holder and each such director, trustee, officer, partner, or employee, underwriter and controlling person for any out-of-pocket legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, issuer Free Writing Prospectus, “issuer information” (as defined in Rule 433 of the Act), amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Selling Holder or underwriter expressly for use therein.

(b) Each Selling Holder severally will, and hereby does, indemnify and hold harmless the Company, its directors, officers, employees, and each person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls the Company within the meaning of the Securities Act against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, to which each such indemnified party may become subject under the Securities Act or otherwise insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement contemplated hereby under which Eligible Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, any Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus, final prospectus or summary prospectus, in light of the circumstances in which they were made) not misleading, but only to the extent that such statement or omission was made in reliance upon and, in conformity with, written information furnished by or on behalf of such Selling Holder to the Company expressly for use therein. In no event shall the aggregate amounts payable by any Selling Holder by way of indemnity or contribution under this Article V exceed the net proceeds from the related offering received by such Selling Holder.

(c) Promptly after receipt by any indemnified party hereunder of notice of the commencement of any action or proceeding involving a claim referred to in paragraphs (a) or (b) of this Section 5.1, the indemnified party will notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under paragraphs (a) or (b) of this Section 5.1 (except to the extent that is has been prejudiced by such failure). In case any such action, suit, claim or proceeding is brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding or (iii) such indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or shall otherwise be applicable, then the reasonable fees and expenses of one counsel (plus local counsel as reasonably required) selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party. If, in any case specified in the foregoing clauses (i), (ii) or (iii), the indemnified party employs separate counsel(s), the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld, delayed or conditioned). No indemnifying party shall, without the written consent of the relevant indemnified party, effect any settlement of any pending or threatened action, suit, claim or proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are or could have been the subject matter of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party. Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

(d) If for any reason the indemnity under this Section 5.1 is unavailable or is insufficient to hold harmless any indemnified party under paragraphs (a) or (b) of this Section 5.1, then the indemnifying parties shall contribute to the amount paid or payable to the indemnified party as a result of any loss, claim, expense, damage or liability (or actions or proceedings, whether commenced or threatened, in respect thereof), and legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such loss, claim, expense, damage, liability, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinbefore calculated, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph (d) of Section 5.1 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this paragraph (d) of Section 5.1.

(e) All legal and other expenses reasonably incurred by or on behalf of any indemnified party in connection with investigating or defending any loss, claim, expense, damage, liability, action or proceeding which are to be borne by the indemnifying party pursuant to this Section 5.1 shall be paid by the indemnifying party in advance of the final disposition of such investigation, defense, action or proceeding within thirty (30) days after the receipt by the indemnifying party of a statement or statements from the indemnified party requesting from time to time such payment, advance or advances. The entitlement of each indemnified party to such payment or advancement of expenses shall include those incurred in connection with any action or proceeding by the indemnified party seeking an adjudication or award in arbitration pursuant to this Section 5.1. Such statement or statements shall reasonably evidence such expenses incurred by the indemnified party in connection therewith.

(f) (i) In the event that advances are not made pursuant to this Section 5.1 or payment has not otherwise been timely made, each indemnified party shall be entitled to seek a final adjudication in an appropriate court of competent jurisdiction of the entitlement of the indemnified party to indemnification or advances hereunder.

(ii) The Company and the Selling Holders agree that they shall be precluded from asserting that the procedures and presumptions of this Section 5.1 are not valid, binding and enforceable. The Company and the Selling Holders further agree to stipulate in any such court that the Company and the Selling Holders are bound by all the provisions of this Section 5.1 and are precluded from making any assertion to the contrary.

(g) In the event that any indemnified party is a party to or intervenes in any proceeding to which the validity or enforceability of this Section 5.1 is at issue or seeks an adjudication to enforce the rights of any indemnified party under, or to recover damages for breach of, this Section 5.1, the indemnified party, if the indemnified party prevails in whole in such action, shall be entitled to recover from the indemnifying party and shall be indemnified by the indemnifying party against, any expenses reasonably incurred by the indemnified party. If it is determined that the indemnified party is entitled to indemnification for part (but not all) of the indemnification so requested, expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the indemnified party is entitled to indemnification and for such claims, issues or matters for which the indemnified party is not so entitled.

(h) The indemnity agreements contained in this Section 5.1 shall be in addition to any other rights (to indemnification, contribution or otherwise) which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any Eligible Securities by any Holder.

ARTICLE VI

BENEFITS OF REGISTRATION RIGHTS

SECTION 6.1 Benefits of Registration Rights. The Holders may severally or jointly exercise the registration rights hereunder in such proportion as they shall agree among themselves. In the event that the Company receives conflicting directions or no directions from any Holders with respect to actions to be taken hereunder, the direction of the Seller Representative shall be the only direction the Company shall be required to follow.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

SECTION 7.2 Severability. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

SECTION 7.3 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without reference to its rules as to conflicts or choice of laws.

SECTION 7.4 Consent to Jurisdiction. EACH PARTY HERETO AGREES AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY APPROPRIATE APPELLATE COURTS THEREFROM, WITH RESPECT TO ALL MATTERS RELATING TO THIS AGREEMENT, WAIVES ALL OBJECTIONS BASED ON LACK OF VENUE AND FORUM NON CONVENIENS, AND IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF ALL SUCH COURTS.

SECTION 7.5 Modification and Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

SECTION 7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 7.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

SECTION 7.8 Assignment; Successors and Assigns. Except as set forth in the next sentence, this Agreement and the rights granted hereunder may not be assigned by any Holder without the prior written consent of the Company, which may be granted or withheld by the Company in its sole and absolute discretion. Each Holder will be permitted to assign its rights under this Agreement to any Permitted Transferee who acquires Eligible Securities from such Holder, so long as the Holder provides to the Company at least five (5) business days’ advance written notice of the transfer and stating the name and address of each such Permitted Transferee and the number of securities to be transferred to such Permitted Transferee, and the Permitted Transferee executes and delivers to the Company an instrument, in form and substance acceptable to the Company, agreeing to be bound by the terms of this Agreement as if it were an original party hereto. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective successors and permitted assigns.

SECTION 7.9 Notices. Unless otherwise specified herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company or the Holders, respectively, at the address listed on the signature page hereof or at such other address as the Company or the Holders, respectively, may designate by ten (10) days’ advance written notice to the other parties hereto.

SECTION 7.10 Specific Performance. The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party, damages would not be an adequate remedy; and (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

SECTION 7.11 Accredited Investor. FR Holder represents that it is an Accredited Investor.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

ALCOA INC.

By:	/s/ Max W. Laun
Name:	Max W. Laun
Title:	Vice President and General Counsel

Alcoa Inc.
201 Isabella Street, 6th Floor
Pittsburgh, Pennsylvania 15212
Facsimile:	(412) 553-4569
Email:	max.laun@alcoa.com
Attention:	General Counsel

and

Alcoa Inc.
390 Park Avenue
New York, New York 10022
Facsimile:	(212) 836-2807
Email:	peter.hong@alcoa.com
Attention:	Treasurer

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile:	(212) 403-2000
Email:	klcain@wlrk.com
Attention:	Karessa L. Cain

[Signatures continued on next page]

[Signature Page to Registration Rights Agreement]

FIRTH RIXSON (CYPRUS) LIMITED

By:	/s/ Douglas Kaden
Name:	Douglas Kaden
Title:

Firth Rixson (Cyprus) Limited
12 Esperidon Street, 4th Floor
P.C. 1087
Nicosia, Cyprus
Attn:	Secretary

with copies (which shall not constitute notice) to:

Oak Hill Capital Partners III, L.P. and
Oak Hill Capital Management Partners III, L.P.
c/o Oak Hill Capital Management, LLC
65 East 55th Street, 32nd Floor
New York, New York 10022
Facsimile:	(212) 527-8450
Email:	jmonsky@oakhillcapital.com
Attention:	John R. Monsky, Esq.

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile:	(212) 757-3990
Email:	rschumer@paulweiss.com blavin@paulweiss.com
Attention:	Robert B. Schumer
Brian C. Lavin

[Signature Page to Registration Rights Agreement]